                                                                 EXHIBIT 10.22

              CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                                PROMISSORY NOTE
                                ---------------

                                                        March 7, 1997
$10,000,000                                  Cambridge, Massachusetts

          FOR VALUE RECEIVED, Open Market, Inc. (the "Maker"), promises to pay to Reed Elsevier Inc. (the "Stockholder"), or order, at the offices of the Stockholder or at such other place as the holder of this Note may designate, the principal sum of $10,000,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8.0% per year until paid in full. Principal and interest shall be paid as follows:


     The principal amount of this Note shall be payable in two equal installments; the first installment of $5,000,000 (the "First Installment") shall be due and payable (in the form of payment determined in accordance with the following paragraph) on the first anniversary of the date of this Note and the second installment of $5,000,000 (the "Second Installment") shall be due and payable in cash on the second anniversary of the date of this Note. All accrued and unpaid interest on the First Installment shall be due and payable in cash on the first anniversary hereof. All accrued and unpaid interest on the Second Installment shall be due and payable in cash on the second anniversary hereof or, if earlier, on the date of payment of the Second Installment.

     The form of payment of the First Installment shall be in cash and/or shares of common stock, $.001 par value per share, of the Maker ("Maker Stock") based on the Net Revenue (as defined below) of Folio Corporation for the one year period ending on December 31, 1997 such that:

     (a) if the Net Revenue is equal to or greater than ***********, the First Installment shall be paid in cash;

     (b) if the Net Revenue is greater than *********** and less than ***********, the First Installment shall be paid in cash equal to the sum of ********** plus the amount by which the Net Revenue is greater than

              CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


          *********** and by delivery of Maker Stock with a value equal to $5,000,000 less the cash portion of the First Installment;

     (c) if the Net Revenue is less than ***********, the First Installment shall be paid by delivery of Maker Stock with a value of $5,000,000; or

     (d) if the Net Revenue is equal to or greater than ***********, the Second Installment shall be paid on the first anniversary hereof.

     Maker and the Stockholder stipulate that the Net Revenue tests set forth in paragraphs (a), (b), (c) and (d) above (the "Revenue Thresholds") are based on the mutual expectation that the business of Folio Corporation during 1997 will be conducted in accordance with the assumptions set forth in Appendix I attached
                                                             ----------
hereto (the "Revenue Assumptions"). If Maker elects to vary the nature of the business or operations of Folio Corporation from the Revenue Assumptions (other than in response to changes in general business conditions or other events beyond the reasonable control of Folio Corporation not contemplated by the Revenue Assumptions) in a manner that is materially inconsistent with the Revenue Assumptions and has a material adverse effect on the Net Revenue, then the Revenue Thresholds shall be equitably adjusted in order to give effect to the parties' original intentions in light of such changed circumstances. If Maker and Stockholder are unable to agree on such equitable adjustment within 60 days after either party requests that one be made, then Maker and the Stockholder shall appoint an independent certified public accountant (or if the parties fail to agree on such appointment, the arbitrator provided for in
Section 11.03 of that certain Stock Purchase Agreement dated February 20, 1997 among Maker, Stockholder and Folio Corporation (the "Purchase Agreement") shall appoint an independent certified public accountant), the compensation of which shall be paid one-half by Maker and one-half by the Stockholder, which shall determine whether an equitable adjustment is appropriate and, if so, the nature of such equitable adjustment, and whose determination shall be conclusive and binding on the parties absent fraud or manifest error.

     For purposes of verifying Net Revenue as determined utilizing the assumptions set forth in Appendix I, the Maker's auditors shall deliver to the
                         ----------
Stockholder a statement of Net Revenue for the one year period ending December 31, 1997. The Stockholder and one firm of certified public accountants acting on behalf of the Stockholder shall have the right to review the work papers of the Maker's auditors utilized in preparing the statement and shall have full access to the books, records, properties and personnel of Folio Corporation for purposes of verifying the accuracy and fairness of the statement.

     For purposes hereof (i) the value of each share of Maker Stock, if any, to be delivered on the first anniversary of the date hereof shall be equal to the average of the reported closing price of a share of Maker Stock on the Nasdaq National Market for each of the twenty (20) trading days ending on the fourth trading day immediately preceding the first anniversary of the date hereof and
(ii) "Net Revenue" shall mean the net revenue of Folio Corporation as determined in accordance with United States generally accepted accounting principles ("USGAAP") and in a manner consistent with the Financial Statements of Folio Corporation referred to in Section 3.06 of the Purchase Agreement, except to the extent inconsistent with USGAAP.

     Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

     This Note shall become immediately due and payable in cash without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

     (1) default in the payment or performance of any obligation of the Maker under this Note;

     (2) the liquidation, termination of existence, dissolution or business failure of the Maker, or the appointment of a receiver or custodian for the Maker or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

     (3) the institution against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

     (4) the institution by the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors; or

     (5) at such time that the aggregate book value of the cash, cash equivalents and short-term negotiable investment grade instruments of the Maker is less than the sum of the then outstanding principal amount of this Note plus $2,000,000.

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate of 10%. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

     In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

     Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

     The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

     No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be in cash. Any such prepayment shall be without premium or penalty. Notwithstanding anything to the contrary herein, any amounts payable hereunder in shares of Maker Stock, may, at the option of the Maker, be paid in cash.

     None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.

ATTEST:                                     OPEN MARKET, INC.


By: /s/ Rick Olin                     By: /s/ Regina O. Sommer
   _______________________               _______________________

Title: Staff Counsel                  Title: CFO
      ____________________                  ____________________

                                   APPENDIX I
                                   ----------



The Revenue Assumptions:

          1. Folio Corporation will be operated as a separate accounting unit selling and licensing the products and services currently sold or licensed by it or which it is developing, with segregated accounting records as to revenue and income statements.

          2. Folio Corporation will recognize revenue in accordance with USGAAP, including guidance provided in the Exposure Draft of the Proposed Statement of Position for Software Revenue Recognition dated June 14, 1996 prepared by the Software Revenue Recognition Working Group, Accounting Standards Division of the American Institute of Certified Public Accountants.

          3. Pricing of the products and services of Folio Corporation will be on a basis substantially consistent with the revenue projections contained in the Confidential Information Memorandum of Folio Corporation dated January 1997.

          4. If the products and services of Folio Corporation are bundled for sales or marketing purposes with products or services of the Maker or one of its affiliates, then the revenue attributed to Folio Corporation will be prorated proportionately based on the aggregate list prices of such bundled products sold, such that all such bundled products will be discounted equally.